UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2010

The Advisory Board Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2445 M Street, NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-266-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On September 10, 2010, The Advisory Board Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which two proposals were presented to the Company’s stockholders for consideration. The two matters presented for consideration were: (1) the election of eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are named and qualified, and (2) a proposal to ratify the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on July 28, 2010. At the Annual Meeting, a total of 15,137,294 shares, or 97%, of the Company’s common stock issued and outstanding as of the record date of July 16, 2010, was represented by proxy or in person.

(b) The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.

The nominees for election to the Board of Directors were elected by the stockholders by a plurality of the votes cast, as shown in the table below.

	Number of	Number of	Broker
	Votes Cast For	Votes Withheld	Non-Votes

Sanju K. Bansal	14,567,008	82,378	487,908
Peter J. Grua	13,436,374	1,213,012	487,908
Kelt Kindick	13,436,374	1,213,012	487,908
Robert W. Musslewhite	14,568,008	81,378	487,908
Mark R. Neaman	14,325,216	324,170	487,908
Leon D. Shapiro	13,436,399	1,212,987	487,908
Frank J. Williams	14,347,297	302,089	487,908
LeAnne M. Zumwalt	14,567,508	81,878	487,908

There were no abstentions in the election of directors.

Proposal 2.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 was approved by the stockholders by the following vote:

For	Against	Abstained

14,863,575	273,710	9

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

October 8, 2010	By:	/s/ Michael T. Kirshbaum

Name: Michael T. Kirshbaum
Title: Chief Financial Officer